Exhibit 10.11

AMENDMENT NO. 1

TO

LICENSE AND COMMERCIALIZATION AGREEMENT

This Amendment No. 1, dated as of August 27, 2018 (this “Amendment”), to the License and Commercialization Agreement (the “Agreement”), dated as of July 28, 2017, is entered into between Bioprojet Societe Civile de Recherche, an independent (privately) owned research company organized under the laws of France and having its principal place of business at 30, rue des Francs-Bourgeois, 75003 Paris, France (“Bioprojet SCR”) and together with its Affiliates, including Bioprojet Pharma SARL and Bioprojet Europe Ltd., “Bioprojet”), and Harmony Biosciences, LLC, a limited liability company organized under the laws of Delaware and having its principal place of business at 630 W. Germantown Pike, Suite 215, Plymouth Meeting, Pennsylvania 19462 USA (“Partner”). Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed to them in the Agreement. Bioprojet and Partner may be referred to herein, together, as the “Parties” and, individually, as a “Party.”

WHEREAS, the Parties have previously entered into the Agreement; and

WHEREAS, in accordance with the Agreement, the Parties desire to amend the Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, the Parties hereby agree as follows:

1.    Subject to timely payment of the milestone amount pursuant to Section 6.2(i), Section 6.2(iv) of the Agreement is hereby amended by deleting the clause “, and pay any corresponding milestone payment within fifteen (15) days of such achievement.” and replacing it with the following clause:

“, and pay any corresponding milestone payment (a) payable under Section 6.2(i) or Section 6.2(iii) within fifteen (15) days of such achievement and (b) payable under Section 6.2(ii), together with a one-time, non-creditable, non-refundable payment in the amount of Two Million ($2,000,000) USD, within ninety (90) days of such achievement.”

2.    This Amendment shall be governed, and construed and enforced in accordance with, the laws of England and Wales, without reference to conflict of law principles.

3.    This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Amendment shall have no effect, and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.    Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

5.    From and after the execution of this Amendment by the Parties, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

BIOPROJET SOCIÉTÉ CIVILE DE RECHERCHE

By:	/s/ Jeanne-Marie Lecomte
Name:	Jeanne-Marie Lecomte
Title:	Chairman

HARMONY BIOSCIENCES, LLC

By:	/s/ John Jacobs
Name:	John Jacobs
Title:	EVP & Chief Commercial Officer

[Signature Page to Amendment No. 1 to License and Commercialization Agreement]